Exhibit 99.1
Vermillion Announces $43.05 Million Private Placement of Common Stock
FREMONT, Calif., December 28, 2009 / PRNewswire-FirstCall/ — Vermillion, Inc. (Pink Sheets: VRML), today announced that it entered into securities purchase agreements in connection with a private placement with a group of investors effective December 24, 2009. Under the terms of the agreements, Vermillion will receive approximately $43.05 million in gross proceeds from the sale of approximately 2,328,000 shares of its common stock at a price of $18.4932 per share, subject to the conditions described below. The price per share is equal to 90% of the average closing sale price of Vermillion’s common stock for the 5 trading-day period ending December 23, 2009.
The transaction is expected to close on or about January 7, 2010, subject to the receipt of a confirmation order by the United States Bankruptcy Court for the District of Delaware approving Vermillion’s plan of reorganization and the satisfaction of other customary closing conditions. Net proceeds from the transaction will be used to finance in part the distributions to be made under Vermillion’s plan of reorganization, to pay administrative fees and expenses associated therewith, to repay in full Vermillion’s obligations under its debtor-in-possession financing agreement with Quest Diagnostics Incorporated, and for working capital and other general corporate purposes. Vermillion expects this transaction to provide sufficient capital to allow it to accomplish a successful restructuring.
The shares of Vermillion’s common stock issued in connection with the private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Vermillion has agreed to file within 120 days after the closing one or more registration statements covering the resale of the common stock. This press release shall not constitute an offer to sell or the solicitation of an offer to buy Vermillion’s common stock.
Forward-Looking Statements
Certain matters discussed in this press release contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. There are no guarantees that Vermillion will succeed in its efforts to commercialize ovarian cancer or OVA1 diagnostics products in 2009 or during any other period of time. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to discover, develop, and commercialize ovarian cancer diagnostic products based on findings from its disease association studies; (3) unproven ability of Vermillion to discover or identify new protein biomarkers and use such information to develop ovarian cancer diagnostic products; (4) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future ovarian cancer diagnostic products; (5) uncertainty of market acceptance of its OVA1 diagnostic test or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payors such as private insurance companies and government insurance plans; (6) uncertainty that Vermillion will successfully license or otherwise successfully partner its products; (7) uncertainty that Vermillion will have the resources to successfully complete its bankruptcy reorganization; (8) uncertainty as to whether operating under Chapter 11 may harm our business; (9) uncertainty as to whether the amended plan of reorganization will be accepted by classes of claims entitled to vote; (10) uncertainty regarding whether Vermillion will be able to obtain confirmation of a Chapter 11 plan of reorganization; (11) uncertainty as to whether Vermillion will be able to emerge from bankruptcy without being liquidated or obtain the necessarily funding to continue as a going concern; (12) uncertainty whether a plan of reorganization may result in holders of our common stock receiving no or limited distributions on account of their interests and cancellation of their common stock; (13) uncertainty whether operating under the U.S. Bankruptcy Code may restrict our ability to pursue our business strategies and identify and develop additional diagnostic products; (14) uncertainty whether the trading in our stock will become significantly less liquid or our ability to relist on shares on the Nasdaq Global Select Market or other national securities exchange; and (15) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of the report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.
SOURCE Vermillion, Inc.
Sue Carruthers, Vermillion, Inc., +1-510-673-9006, scarruthers@vermillion.com
or
Jill Totenberg, The Totenberg Group, +1-212-994-7363, or +1-917-697-6900, jt@totenberggroup.com